UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01    Other Events.

As previously disclosed, Portland General Electric Company (the “Company”) was informed in 2021 that the Division of Enforcement of the U.S. Securities and Exchange Commission (the “SEC”), the Division of Enforcement of the Commodity Futures Trading Commission (the “CFTC”), and the Division of Enforcement of the Federal Energy Regulatory Commission (the “FERC”) were conducting investigations arising out of the energy trading losses the Company previously announced in August 2020. The Company has been cooperating in these investigations.

The Company has entered into a settlement agreement with the SEC in connection with its investigation. In connection with that settlement, on September 4, 2024, the SEC entered an administrative cease-and-desist order for violations of Sections 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended, and Rule 13a-15(a) thereunder. These violations relate to the sufficiency of the Company’s internal accounting controls, books and records and disclosure controls and procedures regarding the accounting for derivatives and regulatory transactions. The settlement does not include any monetary penalties.

The SEC’s administrative order recognized numerous remedial measures promptly undertaken by the Company and its cooperation during the investigation. Such remedial measures, which were adopted by the Company in 2020 based on the recommendations of an independent committee of the Company’s Board of Directors, included enhancements to the oversight of energy trading and associated risk management reporting, policies and practices. Management cannot predict whether there will be any further developments related to the CFTC or FERC investigations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	September 5, 2024	By:	/s/ Joseph R. Trpik
Joseph R. Trpik
Senior Vice President, Finance and Chief Financial Officer
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